UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 26, 2010

A&J VENTURE CAPITAL GROUP INC.

(Exact Name of small business issuer as specified in its charter)

Nevada

(State of Incorporation)

333-146441

(Commission File No.)

75-3260541

(IRS Employer ID Number)

444 Seabreeze Blvd., Suite 660, Daytona Beach, FL 32118

(Address of principal executive offices)

+49 6221 7195661

(Registrant's telephone number, including area code)

Sickingenstrasse 18, Heidelberg, Germany, 69126

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

On February 18, 2010, the board of directors of the A&J Venture Capital Group, Inc. (the “Corporation”) approved an amendment to Corporation's articles of incorporation to authorized to issue two classes of shares. One class of shares shall be designated as common stock, par value $0.0001 and the total number of common shares which this Corporation is authorized to issue is 100,000,000. The other class of shares shall be designated as preferred stock, par value $0.0001 and the total number of preferred shares which this Corporation is authorized to issue is 10,000,000. The holders of the preferred stock shall such rights, preferences and privileges as may be determined by the Corporation’s Board of Directors prior to the issuance of such shares. The preferred stock may be issued in such series as are designated by the Corporation’s Board of Directors and the Board of Directors may fix the number of authorized shares of preferred stock for each series and the rights preferences and privileges of each series of preferred stock.

The amendment was approved by the board of directors and by a majority of the shareholders.  The amendment was filed with the Secretary of State of Nevada and became effective on February 19, 2010.

Item 9.  Financial Statements and Exhibits

(c)  Exhibits

Number

Exhibit

3.5

Certificate of Amendment filed with the Secretary of State of the State of Nevada authorizing two classes of shares .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A&J Ventures Capital Group Inc.

By:  /s/ Andreas Klimm

Andreas Klimm

President

Date: February 23, 2010